                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

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[ ]    Confidential,  For Use of the Commission  Only (as permitted by Rule
       14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[X]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PRIME HOSPITALITY CORP.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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[ ]    Fee paid previously with preliminary materials.

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       paid previously.  Identify the previous filing by registration  statement
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       (1)  Amount Previously Paid:

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THIS FILING CONSISTS OF A MEMORANDUM  PREPARED BY PRIME HOSPITALITY CORP. TO ITS
HOME OFFICE, REGIONAL OFFICES AND HOTEL GENERAL MANAGERS.

MEMORANDUM                                               PRIME HOSPITALITY CORP.

To:         Home Office, Regional Offices and Hotel General Managers
From:       Vito J. Stellato
Date:       August 23, 2004
Subject:    Stock Options and Stock Purchase Plan

The announcement that Prime Hospitality Corp. has entered into a merger agreement with affiliates of The Blackstone Group ("Blackstone") has raised many questions about stock options and the Associate Stock Purchase Plan. The information below should answer many of your questions. Also, we ask for your cooperation by refraining from calling the Law Department with questions about your stock options.

WHAT HAPPENS TO MY STOCK OPTIONS?

You may continue to exercise vested options at the market rate.

All unvested options will become vested when the merger between Blackstone and
Prime Hospitality Corp. is completed. All options will automatically be exercised and converted to cash. The value of your options will be the number of options times the difference between $12.25 and the strike price of your options. You will receive a check for this amount and applicable taxes may be withheld.

HOW MANY OPTIONS DO I HAVE?

With each distribution of options you received an Acknowledge of Receipt of
Stock Options that listed the number of options, the strike price and the vesting schedule. Please refer to your Acknowledge of Receipt(s) to determine the number of your options. Please do not call the Law Department at this time, as they are extremely busy with duties pertaining to the merger with Blackstone.

WILL MORE OPTIONS BE GRANTED?

No. Once the merger is completed, we will be a privately held company.

WHAT HAPPENS TO THE ASSOCIATE STOCK PURCHASE PLAN?

The plan remains in effect until the merger is completed and paycheck deductions will continue unless you notify the Payroll Department to stop your deductions.
Once the merger is completed the plan will be cancelled and the stock position in your account will be paid to you.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE
ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL
CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the
Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the
Company by directing such request to the Company, Attention: Rich Szymanski,
Chief Financial Officer, 700 Route 46 East, Fairfield, NJ 07004, Telephone:
(973) 808-7751.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger.
Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.